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As filed with the Securities and Exchange Commission on November 4, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MB FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	36-4460265 (I.R.S. Employer Identification No.)

800 West Madison Street
Chicago, Illinois 60607
(888) 422-6562
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jill E. York
Vice President and Chief Financial Officer
MB Financial, Inc.
6111 N. River Road
Rosemont, Illinois 60018
(847) 653-1992
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Craig M. Scheer, P.C.
Silver, Freedman, Taff & Tiernan, LLP
3299 K Street, N.W., Suite 100
Washington, D.C. 20007
(202) 295-4500

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt Securities	(2)	(2)	(2)	(2)

Common Stock	(2)	(2)	(2)	(2)

Preferred Stock	(2)	(2)	(2)	(2)

Depositary Shares	(2)(3)	(2)(3)	(2)(3)	(2)

Purchase Contracts	(2)(4)	(2)(4)	(2)(4)	(2)

Warrants	(2)(5)	(2)(5)	(2)(5)	(2)

Rights	(2)(6)	(2)(6)	(2)(6)	(2)

Units	(2)(4)	(2)(4)	(2)(4)	(2)

(1)
The securities of each class may be offered and sold by the registrant and/or may be offered and sold, from time to time, by one or more selling securityholders. The selling securityholders may purchase the securities directly from the registrant, or from one or more underwriters, dealers or agents.

(2)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently on a pay-as-you-go basis.

(3)
Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(4)
Purchase contracts may require the holder thereof to purchase or sell: (i) the registrant's debt securities, common stock, preferred stock or depository shares registered hereby; (ii) securities of an entity unaffiliated with the registrant, a basket of those securities, an index or indices of those securities or any combination of the foregoing; (iii) currencies; or (iv) commodities. Purchase contracts may be sold separately or as parts of units consisting of a purchase contract and other securities registered hereunder, which may or may not be separable from one another. Each unit will be issued under a unit agreement and will be comprised of one or more of the securities registered hereby.

(5)
Warrants will represent the right to purchase debt securities, shares of common stock or preferred stock or depositary shares registered hereby.

(6)
Rights will represent rights to purchase shares of common stock or other securities registered hereby.

PROSPECTUS

MB FINANCIAL, INC.

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Purchase Contracts
Warrants
Rights
Units

        The securities listed above may be offered and sold by us and/or may be offered and sold, from time to time, by one or more selling securityholders identified by us in the future. To the extent not described in this prospectus, we will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

        This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

        Our common stock and Perpetual Non-Cumulative Preferred Stock, Series A, are listed on the NASDAQ Global Select Market under the symbols "MBFI" and "MBFIP," respectively.

        You should refer to the risk factors included in our periodic reports, the applicable prospectus supplement and other information that we file with the Securities and Exchange Commission and carefully consider that information before buying our securities. See "Risk Factors" on page 3.

        These securities will be our equity securities or our unsecured obligations and will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated November 4, 2014

i

        Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to "MB Financial," "we," "us," "our," or similar references mean MB Financial, Inc. and its subsidiaries on a consolidated basis.

ABOUT THIS PROSPECTUS

        This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration process. Under this shelf registration statement, we may offer and sell any combination of the securities identified in this prospectus in one or more offerings. Each time we offer and sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. In addition, under this shelf registration process, selling securityholders may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus. We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling securityholders.

        If there is any inconsistency between the information in this prospectus (including the information incorporated by reference therein) and any prospectus supplement or pricing supplement, you should rely on the information in that prospectus supplement or pricing supplement. You should read both this prospectus and any prospectus supplement and pricing supplement together with additional information described under the heading "Where You Can Find More Information."

        The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. In addition, our SEC filings are available to the public at the SEC's web site at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any documents we file with the SEC after the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 and before the date that the offering of securities by means of this prospectus is completed (other than, in each case, documents or portions of documents deemed to have been furnished and not filed in accordance with SEC rules):

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  our Annual Report on Form 10-K for the year ended December 31, 2013, including the portions of our definitive proxy statement on Schedule 14A filed on April 11, 2014 and incorporated into that Form 10-K by reference;

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  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014 and June 30, 2014;

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  our Current Reports on Form 8-K filed on January 16, 2014, February 18, 2014, February 26, 2014, February 28, 2014, May 30, 2014, July 1, 2014, July 25, 2014, July 29, 2014, August 20, 2014, August 22, 2014 and November 3, 2014 (amended report); and

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  the description of our common stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A filed on October 9, 2001, and all amendments or reports filed for the purpose of updating such description.

        You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at the following address:

    MB Financial, Inc.
    6111 N. River Road
    Rosemont, Illinois 60018
    (847) 653-1992
    Attention: Doria L. Koros, Vice President and Secretary

        In addition, we maintain a corporate website, www.mbfinancial.com. We make available, through our website (by clicking "About MB," then "Investor Relations" and then "SEC Filings"), our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this prospectus.

        You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement or pricing supplement. Neither we, nor any selling securityholders, underwriters, dealers or agents, have authorized anyone else to provide you with different information. We and the selling securityholders may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. These securities are only being offered in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or pricing supplement is accurate as of any date other than the dates on the front of those documents.

FORWARD-LOOKING STATEMENTS

        When used in this prospectus, any prospectus supplement or any document incorporated herein by reference, the words or phrases "believe," "will," "should," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements

        Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from our recently completed acquisition of Taylor Capital Group, Inc. and our other merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the possibility that the expected benefits of the Federal Deposit Insurance Corporation ("FDIC")-assisted and other transactions we previously completed will not be realized; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans we originate and loans we acquire from other financial institutions; (4) results of examinations by the Office of Comptroller of Currency, the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Consumer Financial Protection Bureau and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses or write-down assets; (5) competitive pressures among depository institutions; (6) interest rate movements and their impact on customer behavior and net interest margin; (7) the possibility that our mortgage banking business may increase volatility in our revenues and earnings and the possibility that the profitability of our mortgage banking business could be significantly reduced if we are unable to originate and sell mortgage loans at profitable margins; (8) the impact of repricing and competitors' pricing initiatives on loan and deposit products; (9) fluctuations in real estate values; (10) the ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (11) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (12) our ability to access cost-effective funding; (13) changes in financial markets; (14) changes in economic conditions in general and in the Chicago metropolitan area in particular; (15) the costs, effects and outcomes of litigation; (16) new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (17) changes in accounting principles, policies or guidelines; (18) our future acquisitions of other depository institutions or lines of business; and (19) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

        We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

 PROSPECTUS SUMMARY

        This summary highlights selected information about us and a general description of the securities that may be offered by this prospectus. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities that may be offered, you should read carefully this entire prospectus, including the "Risk Factors" section, the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

MB Financial, Inc.

        MB Financial, Inc., a Maryland corporation, is a financial holding company and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Our primary market is the Chicago metropolitan area. Through our bank subsidiary, MB Financial Bank, N.A., we offer a broad range of financial services, primarily to small and middle market businesses and individuals in the markets that we serve. Our primary lines of business consist of commercial banking, lease banking, retail banking, mortgage banking, wealth management and asset-based lending.

Securities That May Be Offered

        General.    We and the selling securityholders may use this prospectus to offer debt securities, common stock, preferred stock, depositary shares, purchase contracts, warrants, rights or units in one or more offerings. A prospectus supplement, which we will provide for each such offering, will describe the amounts, prices and detailed terms of the securities, to the extent not described in this prospectus, and may describe risks associated with an investment in the securities in addition to those described in the "Risk Factors" section of this prospectus and the documents incorporated by reference. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

        We and the selling securityholders may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

        Debt Securities.    We and the selling securityholders may sell our debt securities. Our debt securities may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

        Common Stock.    We and the selling securityholders may sell shares of our common stock, par value $0.01 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

        Preferred Stock; Depositary Shares.    We and the selling securityholders may sell shares of our preferred stock in one or more series. In a prospectus supplement, to the extent not described in this prospectus, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

        Purchase Contracts.    We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of: our debt securities, preferred stock, depositary shares or common stock; securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the foregoing; currencies; or commodities. The price of our debt securities or price per share of common stock, preferred stock or depositary shares, or the price of the other securities, currencies or commodities that are the subject of the contract, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

        Warrants.    We and the selling securityholders may sell warrants to purchase our debt securities, shares of our preferred stock or shares of our common stock. In a prospectus supplement, to the extent not described in this prospectus, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

        Rights.    We may distribute rights to the holders of our common stock or other securities to purchase a specified number of shares of our common stock or other securities that the holder owns as of record date set by our Board of Directors. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the rights.

        Units.    We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

RISK FACTORS

        An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding our securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

USE OF PROCEEDS

        We intend to use the net proceeds we receive from the sales of the securities offered by this prospectus as set forth in the applicable prospectus supplement. We will not receive the proceeds from any sales by selling securityholders.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDEND
REQUIREMENT

        Our historical consolidated ratios of earnings to fixed charges and preferred stock dividend requirement for the periods indicated, both including and excluding interest on deposits, are set forth in the table below. The ratio of earnings to fixed charges and preferred stock dividend requirement is computed by dividing (i) income from continuing operations before income taxes and fixed charges by (ii) the sum of total fixed charges and (pre-tax) preferred stock dividend requirement. For purposes of computing these ratios, fixed charges excluding interest on deposits represents interest expense on short-term and long-term borrowings and junior subordinated notes and an estimate of the interest component of rental expense and fixed charges including interest on deposits represents interest on deposits plus interest expense on short-term and long-term borrowings and junior subordinated notes and an estimate of the interest component of rental expense.

	Six Months Ended June 30,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges and Preferred Stock Dividend Requirement
Excluding interest on deposits(1)	16.50x	18.27x	18.46x	7.21x	1.79x	1.11x	(1.37)x
Including interest on deposits(2)	6.19x	5.73x	6.08x	3.44x	1.34x	1.03x	0.41x

(1)
The ratio of earnings to fixed charges and preferred stock dividend requirement, excluding interest on deposits, was less than one-to-one for the year ended December 31, 2009. Earnings were insufficient to cover fixed charges and preferred stock dividend requirement by $94.7 million for such year.

DESCRIPTION OF DEBT SECURITIES

        We may issue senior debt securities or subordinated debt securities, which may be offered by us or by selling securityholders. Senior debt securities will be issued under an indenture, referred to as the "senior indenture," between us and a senior indenture trustee to be named in the applicable prospectus supplement. Subordinated debt securities will be issued under a separate indenture, referred to as the "subordinated indenture," between us and a subordinated indenture trustee to be named in the applicable prospectus supplement. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the "indentures." The indentures will be subject to and governed by the Trust Indenture Act of 1939. A copy of the form of each of these indentures is included as an exhibit to the registration statement of which this prospectus is a part.

        The following briefly describes the general terms and provisions of the debt securities which may be offered and the indentures governing them. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in a prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.

General

        The indentures permit us to issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. The indentures also do not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities which we or our subsidiaries may issue, including indebtedness which may rank senior to the debt securities. Nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

        Unless we give you different information in the prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior debt, as described under "—Subordination" and in the applicable prospectus supplement.

        We may issue debt securities if the conditions contained in the applicable indenture are satisfied. These conditions include the adoption of resolutions by our Board of Directors that establish the terms of the debt securities being issued. Any resolution approving the issuance of any issue of debt securities will include the terms of that issue of debt securities, which may include:

  •
  the title and series designation;

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  the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities which may be issued under the applicable indenture;

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  the principal amount payable, whether at maturity or upon earlier acceleration;

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  whether the principal amount payable will be determined with reference to an index, formula or other method which may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices;

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  whether the debt securities will be issued as original issue discount securities (as defined below);

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  the date or dates on which the principal of the debt securities is payable;

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  any fixed or variable interest rate or rates per annum or the method or formula for determining an interest rate;

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  the date from which any interest will accrue;

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  any interest payment dates;

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  whether the debt securities are senior or subordinated, and if subordinated, the terms of the subordination;

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  the price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

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  the stated maturity date;

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  whether the debt securities are to be issued in global form;

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  any sinking fund requirements;

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  any provisions for redemption, the redemption price and any remarketing arrangements;

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  the denominations of the securities or series of securities;

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  whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

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  any restrictions on the offer, sale and delivery of the debt securities;

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  the place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;

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  whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

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  the terms, if any, upon which the debt securities are convertible into other securities of ours or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

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  a description of any documents or certificates that must be received prior to the issuance of any definitive securities;

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  whether and under what circumstances additional amounts will be paid to non-U.S. citizens in connection with any tax, assessment or governmental charge and whether securities may be redeemed in lieu of paying such additional fees;

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  the identity of each security registrar or paying agent (if other than trustee);

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  any provisions granting special rights to securities holders upon the occurrence of specified events;

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  any deletions from, modifications of, or additions to any default events or covenants set forth in the form of indenture;

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  the portion of the principal amount payable upon the declaration of acceleration of the maturity of any securities;

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  the date any bearer securities of or within the series and any temporary global security representing outstanding securities shall be dated, if other than date of original issuance; and

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  any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture.

        The debt securities may be issued as "original issue discount securities" which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

        Under the indentures, the terms of the debt securities of any series may differ and we may, without the consent of the holders of the debt securities of any series, reopen a previous series of debt securities and issue additional debt securities of that series or establish additional terms of that series.

        Please see the prospectus supplement or pricing supplement you have received or will receive for the terms of the specific debt securities we are offering.

        You should be aware that special United States Federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations.

Ranking of Debt Securities; Holding Company Structure

        Senior Debt Securities.    Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt.

        Subordinated Debt Securities.    Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our senior debt, including senior debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to those subordinated debt securities. We will also state in that prospectus supplement limitations, if any, on the issuance of additional senior debt.

        Holding Company Structure.    The debt securities will be our exclusive obligations. We are a holding company and substantially all of our consolidated assets are held by our subsidiary, MB Financial Bank. Accordingly, our cash flows and our ability to service our debt, including the debt securities, are dependent upon the results of operations of our subsidiaries and the distribution of funds by our subsidiaries to us. Various statutory and regulatory restrictions, however, limit directly or indirectly the amount of dividends our subsidiaries can pay, and also restrict certain subsidiaries from making investments in or loans to us.

        Because we are a holding company, the debt securities will be effectively subordinated to all existing and future liabilities, including indebtedness, customer deposits, trade payables, guarantees and lease obligations, of our subsidiaries. Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon that subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors and, if applicable, its depositors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary, in which case our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us. If a receiver or conservator were appointed for MB Financial Bank, the Federal Deposit Insurance Act recognizes a priority in favor of the holders of withdrawable deposits (including the FDIC as subrogee or transferee) over general creditors. Claims for customer deposits would have a priority over any claims that we may ourselves have as a creditor of MB Financial Bank. Unless otherwise specified in the applicable prospectus supplement, the indentures will not limit the amount of indebtedness or other liabilities that we and our subsidiaries may incur.

Registration and Transfer

        Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee according to the terms of the applicable indenture and the debt securities.

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, and in denominations of $1,000 and any integral multiple thereof.

        No service charge will be required for any transfer or exchange of the debt securities but we generally may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

        We will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

Global Securities

        Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination. See "Description of Global Securities."

Redemption and Repurchase

        The debt securities of any series may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement and pricing supplement, if any.

Conversion or Exchange Rights

        If debt securities may be convertible into or exchangeable for shares of our equity securities or other securities, the terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

  •
  the conversion or exchange price;

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  the conversion or exchange period;

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  provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

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  events requiring adjustment to the conversion or exchange price;

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  provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

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  any anti-dilution provisions, if applicable.

Absence of Limitation on Indebtedness and Liens; Absence of Event Risk Protection

        Unless otherwise stated in the prospectus supplement relating to a series of debt securities, the indentures will not limit the amount of indebtedness, guarantees or other liabilities that we and our subsidiaries may incur and will not prohibit us or our subsidiaries from creating or assuming liens on our properties, including the capital stock of MB Financial Bank and any other subsidiary. Unless otherwise provided in the related prospectus supplement, the indentures will not require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity, and will not contain provisions which would give holders of the debt securities the right to require us to repurchase their debt securities in the event we undergo a takeover, recapitalization or similar restructuring or change in control.

Events of Default

        Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to the senior debt securities and under the subordinated indenture with respect to the subordinated debt securities:

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  default in the payment of any principal or premium or make-whole amount, if any, on the debt securities when due;

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  default in the payment of any interest or additional amounts on the debt securities, or of any coupon pertaining thereto, when due, which continues for 30 days;

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  default in the deposit of any sinking fund payment on the debt securities when due;

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  default in the performance or breach of any other obligation contained in the applicable indenture for the benefit of that series of debt securities (other than defaults or breaches otherwise specifically addressed), which continues for 90 days after written notice of the default or breach;

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  specified events in bankruptcy or insolvency of MB Financial, Inc.; and

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  any other event of default provided with respect to the debt securities of any series.

        Unless otherwise indicated in the applicable prospectus supplement, if an event of default occurs and is continuing for any series of senior debt securities, unless the principal amount of all senior debt securities of that particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities of that series, to be immediately due and payable.

        Unless otherwise indicated in the applicable prospectus supplement, no event of default described in the first, second, third, fourth or sixth bullet points above will permit acceleration of the payment of the principal of the subordinated debt securities. Unless otherwise indicated in the applicable prospectus supplement, if an event of default described under the fifth bullet point above shall have occurred and be continuing, unless the principal amount of all the subordinated debt securities of a particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount of the subordinated debt securities of that series may declare all amounts or any lesser amount provided for in the subordinated debt securities of that series to be immediately due and payable.

        At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

        The holders of a majority in principal amount of the outstanding debt securities of any series may waive any default with respect to that series, except a default:

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  in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

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  in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

        The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture and the trustee may take other actions, other than those that might lead to personal liability, not inconsistent with the direction. Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities which it might incur in complying with any direction.

        A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:

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  that holder previously gives to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;

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  the holders of not less than 25% in principal amount of the outstanding securities of that series have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;

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  the indenture trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the request; and

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  the indenture trustee fails to institute the proceeding within 60 days.

        However, the holder of any debt security or coupon has the right to receive payment of the principal of (and premium or make-whole amount, if any) and interest on, and any additional amounts in respect of, such debt security or payment of such coupon on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment.

        We are required to furnish to the indenture trustees annually a statement as to the performance of our obligations under the indentures and as to any default in that performance of which we are aware.

Modification and Waiver

        Unless otherwise indicated in the applicable prospectus supplement, MB Financial, Inc. and the applicable indenture trustee may amend and modify each indenture or debt securities under that indenture with the consent of holders of at least a majority in principal amount of each series of all outstanding debt securities then outstanding under the indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:

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  change the stated maturity date of the principal of (or premium or make-whole amount, if any, on), or any installment of principal or interest on, any debt security issued under that indenture;

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  reduce the principal amount of or any make-whole amount, the rate of interest on or any additional amounts payable in respect thereof, or any premium payable upon the redemption of any debt security issued under that indenture;

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  reduce the amount of principal of an original issue discount security or make-whole amount, if any, issued under that indenture payable upon acceleration of its maturity or provable in bankruptcy;

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  change the place or currency of payment of principal or any premium or any make-whole amount or interest on any debt security issued under that indenture;

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  impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security issued under that indenture;

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  reduce the percentage in principal amount of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

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  make any change that adversely affects the right to convert or exchange any security or decrease the conversion/exchange rate or increase the conversion/exchange price.

        The holders of at least a majority in principal amount of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except as described under "—Events of Default."

        Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:

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  to evidence the succession of another person to MB Financial, Inc.;

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  to add to our covenants for the benefit of the holders of all or any series of debt securities;

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  to add events of default for the benefit of the holders of all or any series of debt securities;

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  to add or change any provisions of the indentures to facilitate the issuance of bearer securities;

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  to change or eliminate any of the provisions of the applicable indenture in respect of any series of debt securities, so long as any such change or elimination will become effective only in respect of any series of securities when there is no outstanding security of that series which is entitled to the benefit of that provision;

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  to establish the form or terms of debt securities of any series;

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  to evidence and provide for the acceptance of appointment by a successor indenture trustee;

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  to cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect by the actions taken to cure, correct or supplement a provision in an indenture;

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  to secure securities;

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  to close the indenture with respect to the authentication and delivery of additional series of securities or to qualify or maintain qualifications of the applicable indenture under the Trust Indenture Act; or

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  to supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture, provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect.

Voting

        The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

        Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

        Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

        Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

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  there shall be no minimum quorum requirement for such meeting; and

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  the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Consolidation, Merger and Sale of Assets

        Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other person, and we may sell, lease or convey all or substantially all of our assets to any person, provided that:

            (i)  the resulting entity, if other than MB Financial, Inc., is an entity organized and existing under the laws of the United States of America or any U.S. state or the District of Colombia and expressly assumes all of our obligations to (1) pay or deliver the principal and any premium or make-whole amount, if any, and any interest on, the debt securities and to (2) perform and observe all of our other obligations under the indentures and supplemental indentures; and

           (ii)  immediately after giving effect to the transaction, no event of default under the indenture, and no event that, after notice or the lapse of time, or both, would become an event of default under the indenture, shall have occurred and be continuing.

        The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

International Offering

        If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Those debt securities will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

        We will describe in the applicable prospectus supplement whether our debt securities issued outside the United States: (1) may be subject to certain selling restrictions; (2) may be listed on one or more foreign stock exchanges; and (3) may have special United States tax and other considerations applicable to an offering outside the United States.

Defeasance

        We may terminate or "defease" our obligations under the applicable indenture with respect to the debt securities of any series by taking the following steps:

          (1)   depositing irrevocably with the indenture trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the debt securities:

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    in the case of debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations;

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    in the case of debt securities denominated in a foreign currency, of money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

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    a combination of money and U.S. government obligations or foreign government obligations, as applicable;

          (2)   delivering:

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    an opinion of independent counsel that the holders of the debt securities of that series will have no federal income tax consequences as a result of that deposit and termination;

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    an opinion of independent counsel that registration is not required under the Investment Company Act of 1940;

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    an opinion of counsel as to certain other matters;

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    officers' certificates certifying as to compliance with the applicable indenture and other matters; and

          (3)   paying all other amounts due under the indenture.

        Further, the defeasance cannot cause an event of default under the indenture or any other material agreement or instrument and no event of default under the indenture can exist at the time the defeasance occurs.

Subordination

        The subordinated debt securities will be subordinated in right of payment to all "senior debt," as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings, the holders of all senior debt will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

        In addition, we may make no payment on the subordinated debt securities in the event:

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  there is an event of default with respect to any senior debt which permits the holders of that senior debt to accelerate the maturity of the senior debt; and

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  the default is the subject of judicial proceedings or we receive notice of the default from an authorized person under the subordinated indenture.

        By reason of this subordination in favor of the holders of senior debt, in the event of an insolvency our creditors who are not holders of senior debt or the subordinated debt securities may recover less, proportionately, than holders of senior debt and may recover more, proportionately, than holders of the subordinated debt securities. Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, "senior debt" is defined in the subordinated indenture as the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to MB Financial, Inc. whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of MB Financial, Inc. for money borrowed, whether any such indebtedness exists as of the date of the indenture or is created, incurred, assumed or guaranteed after such date:

  (i)
  any debt (a) for money borrowed by MB Financial, Inc., or (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker's acceptances or bank letters of credit issued to secure obligations of MB Financial, Inc., or to secure the payment of revenue bonds issued for the benefit of MB Financial, Inc. whether contingent or otherwise;

  (ii)
  any debt of others described in the preceding clause (i) which MB Financial, Inc. has guaranteed or for which it is otherwise liable;

  (iii)
  the obligation of MB Financial, Inc. as lessee under any lease of property which is reflected on MB Financial, Inc.'s balance sheet as a capitalized lease; and

  (iv)
  any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (i), (ii) and (iii).

        "Senior debt" does not include (1) any such indebtedness, obligation or liability referred to in clauses (i) through (iv) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities, or ranks pari passu with the subordinated debt securities, (2) any such indebtedness, obligation or liability which is subordinated to indebtedness of MB Financial, Inc. to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, (3) any indebtedness to a subsidiary of MB Financial, Inc. and (4) the subordinated debt securities.

        The subordinated indenture does not limit or prohibit the incurrence of additional senior debt, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.

        The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

        The indentures do not contain any significant restrictive covenants. The prospectus supplement relating to a series of senior or subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the applicable indenture.

Governing Law

        Unless indicated otherwise in the applicable prospectus supplement, the indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of:

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  100,000,000 shares of common stock, par value $.01 per share; and

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  10,000,000 shares of preferred stock, par value $.01 per share.

        Our charter authorizes our Board of Directors to classify or reclassify any unissued shares of capital stock from time to time into one or more classes or series of stock by setting or changing in one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such shares. Our charter provides by its terms that it may be amended by action of our Board of Directors without a stockholder vote to change the number of shares of authorized capital stock. As of September 30, 2014, there were 74,763,705 shares of our common stock issued and outstanding and 4,000,000 shares of our preferred stock issued and outstanding, all of which consisted of our Perpetual Non-Cumulative Preferred Stock, Series A, which we refer to as our "Series A Preferred Stock."

        In this section we describe certain features and rights of our capital stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our charter and bylaws and to applicable Maryland law.

Common Stock

        Except as described below under "—Anti-takeover Effects—Voting Limitation," each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the common stockholders. There are no cumulative voting rights. Subject to preferences to which holders of the Series A Preferred Stock and any other shares of preferred or other stock then outstanding may be entitled, holders of our common stock will be entitled to receive ratably any dividends that may be declared from time to time by our Board of Directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share in our assets remaining after the payment or provision for payment of our debts and other liabilities, and the satisfaction of the liquidation preferences of the holders of the Series A Preferred Stock and any other series of our preferred or other stock then outstanding. Holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions that apply to our common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of our Series A Preferred Stock (see "—Series A Preferred Stock") and the shares of any other series of preferred or other stock that we may issue in the future.

Preferred Stock-General

        The following summary contains a description of the general terms of the preferred stock that we may issue, other than the Series A Preferred Stock, the terms of which are described under "—Series A Preferred Stock." The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to the articles supplementary with respect to the establishment of a series of preferred stock which will be filed with the SEC in connection with the offering of such series of preferred stock.

        Overview.    We are currently authorized under our charter to issue up to 10,000,000 shares of preferred stock, par value $0.01, in one or more series. Our Board of Directors may issue at any time, and from time to time, shares of preferred stock with such voting and other powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as are stated and expressed in the Board resolution providing for the issuance. Therefore, without stockholder approval (except as provided under the terms of the Series A Preferred Stock (see "—Series A Preferred Stock") or as may be required by the rules of The NASDAQ Stock Market or any other exchange or market on which our securities may then be listed or quoted), our Board of Directors can authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power or other rights or adversely affect the market value of the common stock and may assist management in impeding any unfriendly takeover or attempted change in control. See "—Anti-Takeover Effects—Authorized Shares."

        The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock or, in the case of the Series A Preferred Stock, as described under "—Series A Preferred Stock." You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

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  the designation of the series of preferred stock and the number of shares offered;

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  the amount of liquidation preference per share, if any;

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  the price at which the preferred stock will be issued;

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  the dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to cumulate;

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  any listing of the preferred stock being offered on any securities exchange or other securities market;

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  any voting rights;

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  any redemption or sinking fund provisions;

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  any conversion provisions;

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  whether interests in the preferred stock being offered will be represented by depositary shares; and

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  any other specific terms of the preferred stock being offered.

        Upon our receipt of the full specified purchase price, the preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

        Rank.    Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon our liquidation, winding up and dissolution, rank:

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  senior to our common stock and all classes and series of other stock issued by us the terms of which specifically provide that such other stock will rank junior to the preferred stock (referred to as the "junior securities");

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  equally with all other classes and series of stock issued by us the terms of which specifically provide that such stock will rank equally with the preferred stock (referred to as the "parity securities"); and

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  junior to all other classes and series of stock issued by us the terms of which specifically provide that such stock will rank senior to the preferred stock.

        Dividends.    Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our Board of Directors, cash dividends at such rates and on such dates described, if any, in the applicable prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our Board of Directors, as specified in the applicable prospectus supplement.

        Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our Board of Directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

        No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

        Rights Upon Liquidation.    If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the applicable prospectus supplement relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

        Because we are a holding company, our rights and the rights of our creditors and of our stockholders, including the holders of any shares of preferred stock then outstanding, to participate in the assets of any subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

        Redemption.    We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

        In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our Board of Directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined by our Board of Directors to be equitable.

        On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

        Voting Rights.    Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as otherwise required by law or in our charter.

        Under regulations and interpretations adopted by the Federal Reserve Board and its staff, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a class of voting securities, and a company holding 25% or more of the series, or a lesser percentage if it otherwise exercises a "controlling influence" over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended, to acquire or retain more than 5% of that series. Any other person (other than a bank holding company), either individually or acting through or in concert with others, will be required to obtain the non-objection of the Federal Reserve Board under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series.

Series A Preferred Stock

        The description of the Series A Preferred Stock contained in this section is qualified in its entirety by the actual terms of the Series A Preferred Stock, as are stated in the articles supplementary to our charter for the Series A Preferred Stock, a copy of which is included as an exhibit to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

        General.    The Series A Preferred Stock represents a single series of our preferred stock. The Series A Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities and is not subject to any sinking fund or other obligation to redeem or repurchase. The Series A Preferred Stock represents non-withdrawable capital, does not constitute savings accounts, deposits or other obligations of any depository institution and is not insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

        Ranking.    The Series A Preferred Stock ranks, as to the payment of dividends and distribution of assets upon the liquidation, dissolution or winding-up of MB Financial, Inc.:

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  senior to our common stock and to any other class or series of other stock we may issue in the future ranking junior to the Series A Preferred Stock;

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  equal to any class or series of stock we may issue in the future ranking equal to the Series A Preferred Stock; and

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  junior to any class or series of stock we may issue in the future ranking senior to the Series A Preferred Stock and to all of our existing and future debt obligations.

        Dividends.    Dividends on shares of the Series A Preferred Stock are not mandatory. Holders of the Series A Preferred Stock are entitled to receive, when, as and if declared by our Board of Directors or a duly authorized committee thereof out of legally available assets, non-cumulative cash dividends on the liquidation preference, which is $25 per share. These dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15, beginning with November 15, 2014, each such date being referred to in this subsection as a dividend payment date. Dividends on each share of Series A Preferred Stock are payable on the liquidation preference amount of $25 at an annual rate equal to 8.00%.

        If dividends are declared by our Board of Directors, dividends will be payable to holders of record of the Series A Preferred Stock as they appear on our books on the applicable record date, which will be the fifteenth calendar day preceding such dividend payment date.

        A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period commenced as of and included August 15, 2014. Dividends are calculated on the basis of a 360-day year consisting of twelve 30-day months. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day and no additional dividends will accrue in respect of any payment made on the next succeeding business day.

        Dividends on shares of the Series A Preferred Stock are not cumulative. Accordingly, if our Board of Directors or a duly authorized committee thereof does not declare a dividend on the Series A Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not be deemed to have accrued and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period.

        So long as any share of Series A Preferred Stock remains outstanding, unless the full dividends for the then-current dividend period on all outstanding shares of the Series A Preferred Stock have been declared and paid in full or declared and a sum sufficient for the payment thereof has been set aside, then (1) no dividend may be declared or paid or set aside for payment and no distribution may be declared or made or set aside for payment on any junior stock (other than a dividend payable solely in junior stock), (2) no shares of junior stock may be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock) nor may any monies be paid to or made available for a sinking fund for the redemption of any such securities by us and (3) no shares of parity stock may be repurchased, redeemed or otherwise acquired for consideration by MB Financial otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series A Preferred Stock and such parity stock except by conversion into or exchange for junior stock, during such dividend period.

        On any dividend payment date for which dividends are not paid in full on shares of the Series A Preferred Stock and any parity stock, all dividends declared on shares of the Series A Preferred Stock and any parity stock for payment on such dividend payment date will be declared on a proportionate basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on the Series A Preferred Stock, and accrued dividends, including accumulations, on parity stock, bear to each other. No interest will be payable in respect of any dividend payment on shares of the Series A Preferred Stock that may be in arrears. If our Board of Directors or any duly authorized committee of our Board of Directors determines not to pay any dividend or a full dividend on a dividend payment date, we will provide, or cause to be provided, written notice to the holders of the Series A Preferred Stock prior to such date.

        Subject to the foregoing, and not otherwise, such dividends, as may be determined by our Board of Directors or a duly authorized committee thereof, may be declared and paid on our common stock and any other stock ranking junior to the Series A Preferred Stock, from time to time out of any assets legally available for such payment, and the holders of Series A Preferred Stock will not be entitled to participate in any such dividend.

        Our ability to declare and pay dividends on the Series A Preferred Stock is limited by applicable regulatory restrictions, including the guidelines of the Federal Reserve Board applicable to bank holding companies.

        Redemption—General.    The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund, or other similar provisions. The holders of Series A Preferred Stock do not have the right to require the redemption or repurchase of the Series A Preferred Stock.

        Optional Redemption.    We may redeem shares of the Series A Preferred Stock on any dividend payment date on or after February 15, 2018, in whole or in part, from time to time, at a redemption price equal to $25 per share, plus any declared and unpaid dividends on the shares of Series A Preferred Stock called for redemption. Dividends will cease to be payable on those shares on and after the redemption date. Redemption of the Series A Preferred Stock is subject to our receipt of any required prior approvals from the Federal Reserve Board and to the satisfaction of any conditions set forth in the capital guidelines of the Federal Reserve Board applicable to the redemption of the Series A Preferred Stock.

        Notwithstanding the foregoing, within 90 days following a "regulatory capital treatment event," we may, at any time prior to February 15, 2018, at our option, subject to the approval of the Federal Reserve Board, provide notice of our intent to redeem in accordance with the procedures described below, and subsequently redeem, all (but not less than all) of the shares of Series A Preferred Stock at the time outstanding at a redemption price equal to $25 per share, plus any declared and unpaid dividends on the shares of the Series A Preferred Stock called for redemption.

        A "regulatory capital treatment event" means our determination, in good faith, that, as a result of any:

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  amendment to, or change in, the laws or regulations of the U.S. or any political subdivision of or in the U.S. that is enacted or becomes effective after the initial issuance of any share of the Series A Preferred Stock;

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  proposed change in those laws or regulations that is announced after the issuance of any share of the Series A Preferred Stock; or

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  official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the Series A Preferred Stock;

there is more than an insubstantial risk that we will not be entitled to treat the full liquidation value of all shares of the Series A Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal bank regulatory agency, as then in effect and applicable, for as long as any share of the Series A Preferred Stock is outstanding.

        Liquidation Rights.    In the event MB Financial, Inc. liquidates, dissolves or winds-up its affairs, either voluntarily or involuntarily, holders of the Series A Preferred Stock will be entitled to receive liquidating distributions of $25 per share, plus any declared and unpaid dividends, before we may make any distribution of assets to the holders of our common stock or any other class or series of shares ranking junior to the Series A Preferred Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with the Series A Preferred Stock upon liquidation and the rights of our creditors with respect to the distribution of assets. If we fail to pay in full all amounts payable, including declared but unpaid dividends, with respect to the Series A Preferred Stock and any stock having the same rank as the Series A Preferred Stock with respect to the distribution of assets, the holders of the Series A Preferred Stock and such other stock will share in any distribution of assets in proportion to the respective aggregate liquidation preferences to which they are entitled. After the holders of the Series A Preferred Stock are paid in full, they will have no right or claim to any of our remaining assets.

        Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of MB Financial, Inc.'s property and assets nor a merger, consolidation or any other business combination transaction by MB Financial, Inc. with any other entity will be considered a dissolution, liquidation or winding-up of MB Financial, Inc.'s affairs.

        Voting Rights—General.    The Series A Preferred Stock will have no voting rights, except as provided below or as otherwise specifically required by law. To the extent holders of Series A Preferred Stock are entitled to vote, each holder of Series A Preferred Stock will have one vote per share, including when acting by written consent. The holders of the Series A Preferred Stock will have exclusive voting rights on any charter amendment that would alter only the contract rights, as expressly set forth in MB Financial, Inc.'s charter, of the Series A Preferred Stock.

        Right to Elect Two Directors upon a Nonpayment Event.    Whenever dividends on any shares of the Series A Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series A Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods (a "Nonpayment"), the authorized number of directors on MB Financial, Inc.'s Board of Directors will automatically increase by two, and the holders of the Series A Preferred Stock (together with holders of any and all other classes of MB Financial, Inc.'s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) will be entitled to vote as a single class for the election of a total of two additional members of MB Financial, Inc.'s Board of Directors (the "Preferred Stock Directors") to fill such newly created directorships. At the request of any holder of the Series A Preferred Stock, a special meeting of the holders of the Series A Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series A Preferred Stock as to payment of dividends and for which dividends have not been paid, will be called for the election of the two directors (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election will be held at such next annual or special meeting of stockholders), followed by such election at each subsequent annual meeting. MB Financial, Inc.'s Board of Directors may at no time include more than two such Preferred Stock Directors, including all directors that the holders of any series of MB Financial, Inc.'s authorized preferred stock having equal voting rights are entitled to elect.

        These voting rights will continue until full dividends have been regularly declared and paid on the shares of the Series A Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series A Preferred Stock as to payment of dividends for at least four consecutive dividend periods following the Nonpayment. No person may be elected as a Preferred Stock Director who would cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our securities may then be listed or traded that listed or traded companies must have a majority of independent directors.

        If and when full dividends have been regularly declared and paid for at least four consecutive dividend periods following a Nonpayment on the Series A Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series A Preferred Stock as to payment of dividends, the holders of the Series A Preferred Stock will be divested of the foregoing voting rights (subject to re-vesting in the event of each subsequent Nonpayment) and the term of office of each Preferred Stock Director so elected will immediately terminate and the authorized number of directors on MB Financial Inc.'s Board of Directors will automatically decrease by two. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series A Preferred Stock (together with holders of any and all other classes of MB Financial, Inc.'s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described above. So long as a Nonpayment continues, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of the Preferred Stock Directors) may be filled by the consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of the outstanding shares of the Series A Preferred Stock (together with holders of any and all other series of MB Financial, Inc.'s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of stockholders. The Preferred Stock Directors will each be entitled to one vote per director on any matter.

        Other Voting Rights.    So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by MB Financial, Inc.'s charter, the vote or consent of the holders of at least 66 2/3% of the then-outstanding shares of Series A Preferred Stock, voting separately as a single class, will be necessary for effecting or validating:

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  any amendment, alteration or repeal of any provision of MB Financial, Inc.'s charter (including the articles supplementary creating the Series A Preferred Stock) or bylaws that would alter or change the voting powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely (provided that any amendment of MB Financial, Inc.'s charter so as to authorize or create, or to increase the authorized amount of (x) any class or series of stock that does not rank senior to the Series A Preferred Stock with respect to the payment of dividends and/or the distribution of assets upon MB Financial, Inc.'s liquidation, dissolution or winding-up or (y) any securities (other than MB Financial, Inc.'s capital stock) convertible into any class or series of stock that does not rank senior to the Series A Preferred Stock with respect to either the payment of dividends or the distribution of assets upon MB Financial, Inc.'s liquidation, dissolution or winding-up will not be deemed to affect adversely the voting powers, preferences or special rights of the Series A Preferred Stock);

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  any amendment or alteration of MB Financial, Inc.'s charter to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of MB Financial, Inc.'s capital stock ranking senior to Series A Preferred Stock with respect to the payment of dividends and/or the distribution of assets upon MB Financial, Inc.'s liquidation, dissolution or winding-up; or

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  any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock, or of a merger or consolidation of MB Financial, Inc. with or into another corporation or other entity, unless (x) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which MB Financial, Inc. is not the surviving corporation, are converted into or exchanged for preference securities of the surviving corporation or a corporation controlling such corporation that is an entity organized and existing under the laws of the U.S., any state thereof or the District of Columbia, and (y) the shares of Series A Preferred Stock remaining outstanding or such new preference securities, as the case may be, have such rights, preferences, privileges and voting powers, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series A Preferred Stock.

        The foregoing provisions will not apply if, at or prior to the time when any such vote or consent would otherwise be required, all outstanding shares of Series A Preferred Stock have been redeemed or have been called for redemption upon proper notice, and sufficient funds have been set aside for such redemption.

        Preemptive and Conversion Rights.    The holders of the Series A Preferred Stock do not have any preemptive rights. The Series A Preferred Stock is not convertible into or exchangeable for property or shares of any other series or class of MB Financial, Inc.'s capital stock.

Anti-takeover Effects

        The provisions of our charter and bylaws summarized in the following paragraphs may have anti-takeover effects and could delay, defer, or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder's best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders, and may make removal of the incumbent management and directors more difficult.

        Authorized Shares.    Our charter currently authorizes the issuance of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. Our charter authorizes our Board of Directors to classify or reclassify any unissued shares of capital stock from time to time into one or more classes or series of stock by setting or changing in one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such shares. We are authorized under our charter to issue additional shares of capital stock, up to the amount authorized, generally without stockholder approval. In addition, our charter provides by its terms that it may be amended by our Board of Directors, without a stockholder vote, to change the number of shares of capital stock authorized. The unissued shares of stock the Board is authorized to issue provide our Board with as much flexibility as possible to effect financings, acquisitions and other transactions. However, these additional authorized shares may also be used by the Board of Directors, consistent with its fiduciary duties, to deter future attempts to gain control of us. The Board of Directors also has sole authority to determine the terms of any one or more series of preferred or other stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred or other stock, the Board has the power, to the extent consistent with its fiduciary duties, to issue a series of preferred or other stock to persons friendly to the incumbent management and directors in order to attempt to block a tender offer, merger or other unsolicited transaction by which a third party seeks to acquire control of us.

        Voting Limitation.    Our charter generally prohibits any stockholder that beneficially owns more than 14.9% of the outstanding shares of our common stock from voting shares in excess of this limit. This provision would limit the voting power of a beneficial owner of more than 14.9% of the outstanding shares of our common stock in a proxy contest or on other matters on which such person is entitled to vote.

        The Maryland General Corporation Law contains a control share acquisition statute which, in general terms, provides that where a stockholder acquires issued and outstanding shares of a corporation's voting stock (referred to as control shares) within one of several specified ranges (one-tenth or more but less than one-third, one-third or more but less than a majority, or a majority or more), approval by stockholders of the control share acquisition must be obtained before the acquiring stockholder may vote the control shares. The required stockholder vote is two-thirds of all votes entitled to be cast, excluding "interested shares," defined as shares held by the acquiring person, officers of the corporation and employees who are also directors of the corporation. A corporation may, however, opt-out of the control share statute through a charter or bylaw provision, which we have done pursuant to our bylaws. Accordingly, the Maryland control share acquisition statute does not apply to acquisitions of shares of our common stock. Though not anticipated, we could decide to become subject to the Maryland control share acquisition statute by amending our bylaws to eliminate the opt-out provision. See "—Amendment of Charter and Bylaws."

        Board of Directors.    All of our directors are elected annually. Our charter provides that stockholders may not cumulate their votes in the election of directors.

        Our charter provides that the number of our directors may be changed from time to time by a majority of the whole Board (meaning the total number of directors we would have if there were no vacancies on the Board). Our charter and bylaws provide that, subject to the rights of the holders of any series of preferred or other stock then outstanding, vacancies in the Board of Directors may be filled by a majority vote of the directors then in office, though less than a quorum, and any director so chosen shall hold office until the next annual meeting of stockholders. Our charter further provides that, subject to the rights of the holders of any series of preferred or other stock then outstanding, directors may be removed from office only for cause and only by the vote of the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

        The foregoing description of our Board of Directors does not apply with respect to directors that may be elected by the holders of the Series A Preferred Stock in the event we do not pay dividends on the Series A Preferred Stock for six or more dividend periods. See "Series A Preferred Stock—Right to Elect Two Directors upon a Nonpayment Event."

        Special Meetings of Stockholders.    Our bylaws provide that special meetings of stockholders may be called by our President or by our Board of Directors by vote of a majority of the whole Board. Our bylaws also provide that a special meeting of stockholders shall be called by our Secretary on the written request of stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting.

        Action by Stockholders Without A Meeting.    Our bylaws provide that, except as described in the following sentence, any action required or permitted to be taken at a meeting of stockholders may instead be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter. The bylaws also provide that, unless our charter provides otherwise, the holders of any class of our stock, other than common stock, that is entitled to vote generally in the election of directors may act by consent without a meeting if the consent is given in writing or by electronic transmission by the holders entitled to cast the minimum number of votes that would be necessary to approve the action at a meeting of stockholders.

        Business Combinations With Certain Persons.    Our charter provides that certain business combinations (for example, mergers, share exchanges, significant asset sales and significant stock issuances) involving "interested stockholders" of MB Financial, Inc. require, in addition to any vote required by law, the approval of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote in the election of directors that is not beneficially owned by the interested stockholder in question, voting together as a single class, unless either (i) a majority of the disinterested directors have approved the business combination or (ii) certain fair price and procedure requirements are satisfied. An "interested stockholder" generally means a person who beneficially owns more than 14.9% of the voting power of the outstanding voting stock or who is an affiliate of MB Financial, Inc. and at any time within the past two years was the beneficial owner of more than 14.9% of the voting power of the outstanding voting stock.

        The Maryland General Corporation Law contains a business combination statute that prohibits a business combination between a corporation and an interested stockholder (one who beneficially owns 10% or more of the voting power) for a period of five years after the interested stockholder first becomes an interested stockholder, unless the transaction has been approved by the corporation's board of directors before the interested stockholder became an interested stockholder or the corporation has exempted itself from the statute pursuant to a charter provision. After the five-year period has elapsed, a corporation subject to the statute may not consummate a business combination with an interested stockholder unless (i) the transaction has been recommended by the corporation's board of directors and (ii) the transaction has been approved by (a) 80% of the votes entitled to be cast by outstanding shares of the corporation's voting stock, voting together as a single voting group and (b) two-thirds of the votes entitled to be cast by holders of voting stock other than voting stock held by the interested stockholder. This approval requirement need not be met if certain fair price and terms criteria have been satisfied. We have opted-out of the Maryland business combination statute through a provision in our charter.

        Prevention of Greenmail.    Our charter generally prohibits us from acquiring any of our own equity securities from a beneficial owner of 5% or more of our voting stock unless: (i) the acquisition is approved by the holders of a majority of our voting stock not beneficially owned by the seller, voting together as a single class; (ii) the acquisition is made as part of a tender or exchange offer by us or a subsidiary of ours to purchase securities of the same class on the same terms to all holders of such securities; (iii) the acquisition is pursuant to an open market purchase program approved by a majority of our Board of Directors, including a majority of the disinterested directors; or (iv) the acquisition is at or below the market price of our common stock and is approved by a majority of our Board of Directors, including a majority of the disinterested directors.

        Amendment of Charter and Bylaws.    Our charter generally may be amended upon approval by the Board of Directors and the holders of a majority of the outstanding shares of our common stock. Our charter provides by its terms that it may be amended by our Board of Directors, without a stockholder vote, to change the number of shares of capital stock authorized for issuance.

        Our bylaws may be amended either by the Board of Directors, by a vote of a majority of the whole Board, or by our stockholders, by the vote of the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

        Advance Notice Provisions.    Our bylaws provide that we must receive written notice of any stockholder proposal for business at an annual meeting of stockholders not less than 90 days or more than 120 days before the anniversary of the preceding year's annual meeting. If the date of the current year annual meeting is advanced by more than 20 days or delayed by more than 60 days from the anniversary date of the preceding year's annual meeting, notice of the proposal must be received by MB Financial no earlier than the close of business on the 120th day prior to the date of the annual meeting and no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which notice of the meeting is mailed or public disclosure of the meeting date is first made, whichever occurs first.

        Our bylaws also provide that we must receive written notice of any stockholder director nomination for a meeting of stockholders not less than 90 days or more than 120 days before the date of the meeting. If, however, less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice of the nomination must be received by the secretary no later than the tenth day following the day on which notice of the meeting is mailed or public disclosure of the meeting date is first made, whichever occurs first.

Transfer Agent

        The transfer agent and registrar for our common stock and Series A Preferred Stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES

        We or the selling securityholders may offer depositary shares, which will be evidenced by depositary receipts, representing fractional interests in shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a depositary, which will be named in the applicable prospectus supplement. The following briefly summarizes the anticipated material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. This description is subject to, and qualified in its entirety by reference to, all provisions of the applicable deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

        We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

        The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary we select. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

        The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by the holders.

        In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

        The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

Redemption, Conversion and Exchange of Preferred Stock

        If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.

        Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.

        If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.

        After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.

Voting Deposited Preferred Stock

        Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder's depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

        We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those preferred shares.

Amendment and Termination of Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.

        We may direct the preferred stock depositary to terminate the deposit agreement at any time by mailing notice of termination to the record holders of the depositary receipts then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the preferred stock depositary will deliver to each holder of depositary receipts, upon surrender of those receipts, such number of whole shares of the series of preferred stock represented by the depositary shares together with cash in lieu of any fractional shares, to the extent we have deposited cash for payment in lieu of fractional shares with the preferred stock depositary. In addition, the deposit agreement will automatically terminate if:

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  all of the shares of the preferred stock deposited with the preferred stock depositary have been withdrawn, redeemed, converted or exchanged; or

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  there has been a final distribution in respect of the deposited preferred stock in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

        Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.

Resignation and Removal of Depositary

        The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.

Miscellaneous

        The preferred stock depositary will forward all reports and communications from us that are delivered to the preferred stock depositary and that we are required to furnish to the holders of the deposited preferred stock.

        Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

 DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of:

  •
  our debt securities, preferred stock, depositary shares or common stock;

  •
  securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the foregoing;

  •
  currencies; or

  •
  commodities.

        The price of our debt securities, the price per share of our common stock, preferred stock or depositary shares, or the price of the other securities, currencies or commodities that are the subject of the contract, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

        The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

  •
  whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, or other securities, currencies or commodities, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

  •
  whether the purchase contracts are to be prepaid or not;

  •
  whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our debt securities, common stock or preferred stock;

  •
  any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

  •
  whether the purchase contracts will be issued in fully registered or global form.

        The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of our debt securities, or shares of our common stock or preferred stock or depositary shares, and these warrants may be offered by us or by selling securityholders. Warrants may be issued independently or together with any of our debt securities, shares of common stock or preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from the debt securities, shares of common stock or preferred stock or depositary shares. The warrants may be issued under warrant agreements to be entered into between us and a warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

        The following outlines the some of the anticipated general terms and conditions of the warrants. Further terms of the warrants and any applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement is subject to and qualified in its entirety by reference to the actual terms and provisions of the warrants and any applicable warrant agreement.

General

        If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

  •
  the offering price;

  •
  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of any debt warrants and the price at which such debt securities may be purchased upon such exercise;

  •
  the number of shares purchasable upon exercise of any common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;

  •
  the designation, number of shares and terms of the preferred stock purchasable upon exercise of any preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

  •
  if applicable, the date on and after which the warrants and the related debt securities, common stock or preferred stock will be separately transferable;

  •
  the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

  •
  whether the warrants will be issued in registered or bearer form; and

  •
  any other terms of the warrants.

        If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise.

Exercise of Warrants

        Each warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of common stock or preferred stock or depositary shares at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by us, unexercised warrants will become void.

        Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, warrants may be exercised by delivery to the warrant agent of the certificate evidencing such warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

        The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:

  •
  the issuance of the stock dividend to holders of common stock or preferred stock, respectively;

  •
  a combination, subdivision or reclassification of common stock or preferred stock, respectively; or

  •
  any other event described in the applicable prospectus supplement.

        In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. We also may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of MB Financial, Inc. as an entirety or substantially as an entirety, the holder of each outstanding stock warrant will have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such stock warrants were exercisable immediately prior thereto.

DESCRIPTION OF RIGHTS

        This section describes the general terms of the rights to purchase common stock or other securities that may be offered using this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

        Rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including:

  •
  the record date for determining security holders entitled to the rights distribution;

  •
  the number of rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the rights;

  •
  the exercise price of the rights;

  •
  the steps required to exercise the rights;

  •
  the date on which the rights will become effective and the date on which the rights will expire;

  •
  whether the rights will include oversubscription rights, so that the holder may purchase more securities if other holders do not purchase their full allotments;

  •
  whether we intend to sell the shares of common stock or other securities that are not purchased in the offering to an underwriter or other purchaser under a contractual standby commitment or other arrangement;

  •
  our ability to withdraw or terminate the rights offering prior to the expiration date of the rights; and

  •
  any material U.S. Federal income tax consequences.

        Prior to the exercise of their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon the exercise of the rights, and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

DESCRIPTION OF UNITS

        Units will consist of any combination of one or more of the other types of securities described in this prospectus. The applicable prospectus supplement or supplements will also describe:

  •
  the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

  •
  any additional terms of the agreement governing the units;

  •
  any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units; and

  •
  whether the units will be issued in fully registered form.

        The terms and conditions described under "Description of Debt Securities," "Description of Warrants" and "Description of Capital Stock" will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.

        We will issue the units under one or more unit agreements to be entered into between us and a unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

DESCRIPTION OF GLOBAL SECURITIES

        Unless otherwise indicated in the applicable prospectus supplement, we may issue the securities in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.

        If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.

        Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.

        Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to other securities represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of MB Financial, Inc., the trustees, the warrant agents or any preferred stock depositary, as applicable, will have any responsibility or liability for any aspect of the records relating to or the payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        If the depository for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depository registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture for any debt securities, we may at any time and in our sole discretion decide not to have any of such securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository's instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.

PLAN OF DISTRIBUTION

        We may sell the securities being offered by this prospectus and the applicable prospectus supplement:

  •
  to the public through underwriters;

  •
  through dealers;

  •
  through agents; or

  •
  directly to purchasers or to a single purchaser.

        The distribution of the securities may be effected from time to time in one or more transactions:

  •
  at a fixed price, or prices, which may be changed from time to time;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        The applicable prospectus supplement will describe the method of distribution of the securities and any applicable restrictions, as well as the terms of the offering, including the following:

  •
  the name of the agent or the name or names of any underwriters;

  •
  the public offering or purchase price;

  •
  any discounts and commissions to be allowed or paid to the agent or underwriters;

  •
  all other items constituting underwriting compensation;

  •
  any discounts and commissions to be allowed or paid to dealers; and

  •
  any exchanges on which the securities will be listed.

        Only the agents or underwriters named in the prospectus supplement are agents or underwriters in connection with the securities being offered.

        Under agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus and the applicable prospectus supplement may be entitled to indemnification from us against some types of liabilities, including liabilities under the Securities Act of 1933, or to contribution from us with respect to payments which they may be required to make with respect to such liabilities, as well as reimbursement for some types of expenses. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        Underwriters, dealers or agents participating in a distribution of securities by use of this prospectus and the applicable prospectus supplement may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, whether received from us or from purchasers of offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

        Pursuant to a requirement by the Financial Industry Regulatory Authority ("FINRA"), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us from the sale of any securities registered pursuant to SEC Rule 415.

        We may use this prospectus to solicit offers to purchase securities directly. Except as set forth in the applicable prospectus supplement, none of our directors, officers, or employees nor those of our bank subsidiary will solicit or receive a commission in connection with these direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

        We may also enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement, including short sale transactions. In that event, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

        In connection with an offering of securities, underwriters may purchase and sell the securities covered by this prospectus in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by underwriters with respect to the offering. Stabilizing transactions consist of certain bids or purchases for preventing or retarding a decline in the market price of the securities; short positions created by underwriters involve the sale by underwriters of a greater number of securities than they are required to purchase from us in the offering. Underwriters also may impose a penalty bid, by which selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by underwriters if such securities are repurchased by underwriters in stabilizing or covering transactions. These activities may stabilize, maintain, or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market; these activities, if commenced, may be discontinued without notice at any time.

        The securities covered by this prospectus may also be sold from time to time by any selling securityholders. The selling securityholders and their successors, including their transferees, may sell their securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions, or commissions from the selling securityholders or the purchasers of the securities. In the case of sales by selling securityholders, we will not receive any of the proceeds from the sale by them of the securities. Unless otherwise described in an applicable prospectus supplement, the description herein of sales by us regarding underwriters, dealers and agents will apply similarly to sales by selling securityholders through underwriters, dealers and agents. We will name the underwriters, dealers or agents acting for the selling securityholders in a prospectus supplement and provide the principal terms of the agreement between the selling securityholders and the underwriters, dealers or agents.

        In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold by selling securityholders under Rule 144 rather than pursuant to this prospectus.

        In order to comply with the securities laws of some states, if applicable, the securities may be sold in those jurisdictions only through registered or licensed brokers or dealers. In offering the securities covered by this prospectus, the selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of those securities may be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act of 1933. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts or commissions under the Securities Act of 1933. Any selling securityholder who is an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act of 1933 will be subject to the prospectus delivery requirements of the Securities Act of 1933. The selling securityholders will be obligated to comply with the provisions of the Securities Exchange Act of 1934 and its rules relating to stock manipulation, particularly Regulation M.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by our counsel, Silver, Freedman, Taff & Tiernan, LLP, Washington, D.C. Any underwriters will be represented by their own legal counsel.

EXPERTS

        Our consolidated financial statements as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference herein in reliance upon the reports of McGladrey LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of Taylor Capital Group, Inc. as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the various expenses to be incurred by MB Financial, Inc. in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions.

Filing Fee—Securities and Exchange Commission	(1)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Depositaries fees and expenses	(2)
Printing and engraving expenses	(2)
Blue Sky fees and expenses	(2)
Listing fees and expenses	(2)
Miscellaneous expenses	(2)
Total expenses	(2)

(1)
The registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of any registration fee until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement.

(2)
The aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers.

        Section 2-405.2 of the Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation or its stockholders for money damages except: (1) to the extent it is proven that the director or officer actually received an improper benefit or profit, for the amount of the improper benefit or profit; or (2) to the extent that a judgment or other final adjudication adverse to the director or officer entered in a proceeding is based on a finding that the director's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's charter contains such a provision, thereby limiting the liability of its directors and officers to the maximum extent permitted by Maryland law.

        Section 2-418 of the Maryland General Corporation Law permits a Maryland corporation to indemnify a director or an officer who is made a party to any proceeding by reason of service in that capacity against judgments, penalties, fines, settlements and reasonable expenses actually incurred unless it is established that: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit; or (3) in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The Maryland General Corporation Law provides that where a director or an officer is a defendant in a proceeding by or in the right of the corporation, the director or officer may not be indemnified if he or she is found liable to the corporation. The Maryland General Corporation Law also provides that a director or officer may not be indemnified in respect of any proceeding alleging improper personal benefit in which he or she was found liable on the basis that personal benefit was improperly received. A director or an officer found liable in a proceeding by or in the right of the corporation or in a proceeding alleging improper personal benefit may petition a court to nevertheless order indemnification for expenses if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

        Section 2-418 of the Maryland General Corporation Law provides that unless limited by the charter of a Maryland corporation, a director or an officer who is successful on the merits or otherwise in defense of any proceeding must be indemnified against reasonable expenses. Section 2-418 also provides that a Maryland corporation may advance reasonable expenses to a director or an officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

        The registrant's charter provides for indemnification of directors and officers to the maximum extent permitted by the Maryland General Corporation Law.

        Under a directors' and officers' liability insurance policy, directors and officers of the registrant are insured against certain liabilities.

Item 16.    Exhibits.

LIST OF EXHIBITS

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement.*
4.1	Charter of the registrant, as amended.
4.2
Articles supplementary to the registrant's charter containing the terms of the registrant's Perpetual Non-Cumulative Preferred Stock, Series A ("Series A Preferred Stock")(filed as Exhibit 3.3 to the registrant's Registration Statement on Form 8-A filed on August 14, 2014 and incorporated herein by reference).
4.3	Bylaws of the registrant, as amended (filed as Exhibit 3.1 to the registrant's Current Report on Form 8-K filed on April 2, 2012 and incorporated herein by reference).
4.4	Form of Senior Indenture.
4.5	Form of Subordinated Indenture.
4.5	Form of Senior Debt Securities.*
4.6	Form of Subordinated Debt Securities.*
4.7	Form of articles supplementary for Preferred Stock, other than Series A Preferred Stock.*
4.8	Form of Deposit Agreement for Depositary Shares.*
4.9	Form of Purchase Contract.*
4.10	Form of Warrant Agreement.*
4.11	Form of Unit Agreement.*
5.1	Opinion of Silver, Freedman, Taff & Tiernan, LLP.
12.1	Computation of the Ratio of Earnings to Fixed Charges and Preferred Stock Dividend Requirement.
23.1	Consent of Silver, Freedman, Taff & Tiernan, LLP (included in Exhibit 5.1).
23.2	Consent of McGladrey LLP.
23.3	Consent of KPMG LLP.
24.1	Power of Attorney (included on the signature page of this Registration Statement).
25.1	Form T-1 Statement of Eligibility of Trustee under the Senior Indenture.**
25.2	Form T-1 Statement of Eligibility of Trustee under the Subordinated Indenture.**

*
To be filed as an exhibit to a document to be incorporated by reference herein.

**
To be incorporated by reference to a filing made in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of any subscription period, to set forth the results of the subscription offer, the transactions by any underwriters during such subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the applicable prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

        (d)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

        (e)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 3rd day of November, 2014.

MB FINANCIAL, INC.
By:	/s/ MITCHELL FEIGER
	Name:	Mitchell Feiger
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mitchell Feiger and Jill E. York and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign this Registration Statement on Form S-3 and any and all amendments thereof (including post-effective amendments), and to file the same, with the exhibits thereto, and other documents in connection herewith, including any related registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MITCHELL FEIGER Mitchell Feiger	President, Chief Executive Officer and Director (Principal Executive Officer)	November 3, 2014
/s/ JILL E. YORK Jill E. York	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 3, 2014
/s/ DAVID P. BOLGER David P. Bolger	Director	November 3, 2014
/s/ C. BRYAN DANIELS C. Bryan Daniels	Director	November 3, 2014

Signature	Title	Date

/s/ CHARLES GRIES Charles Gries	Director	November 3, 2014
/s/ JAMES N. HALLENE James N. Hallene	Director	November 3, 2014
/s/ THOMAS H. HARVEY Thomas H. Harvey	Director	November 3, 2014
/s/ RICHARD J. HOLMSTROM Richard J. Holmstrom	Director	November 3, 2014
Karen J. May	Director
/s/ RONALD D. SANTO Ronald D. Santo	Director	November 3, 2014
/s/ JENNIFER W. STEANS Jennifer W. Steans	Director	November 3, 2014
/s/ RENEE TOGHER Renee Togher	Director	November 3, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement.*
4.1	Charter of the registrant, as amended.
4.2
Articles supplementary to the registrant's charter containing the terms of the registrant's Perpetual Non-Cumulative Preferred Stock, Series A ("Series A Preferred Stock")(filed as Exhibit 3.3 to the registrant's Registration Statement on Form 8-A filed on August 14, 2014 and incorporated herein by reference).
4.3	Bylaws of the registrant, as amended (filed as Exhibit 3.1 to the registrant's Current Report on Form 8-K filed on April 2, 2012 and incorporated herein by reference).
4.4	Form of Senior Indenture.
4.5	Form of Subordinated Indenture.
4.6	Form of Senior Debt Securities.*
4.7	Form of Subordinated Debt Securities.*
4.8	Form of articles supplementary for Preferred Stock, other than Series A Preferred Stock.*
4.9	Form of Deposit Agreement for Depositary Shares.*
4.10	Form of Purchase Contract.*
4.11	Form of Warrant Agreement.*
4.12	Form of Unit Agreement.*
5.1	Opinion of Silver, Freedman, Taff & Tiernan, LLP.
12.1	Computation of the Ratio of Earnings to Fixed Charges and Preferred Stock Dividend Requirement.
23.1	Consent of Silver, Freedman, Taff & Tiernan, LLP (included in Exhibit 5.1).
23.2	Consent of McGladrey LLP.
23.3	Consent of KPMG LLP.
24.1	Power of Attorney (included on the signature page of this Registration Statement).
25.1	Form T-1 Statement of Eligibility of Trustee under the Senior Indenture.**
25.2	Form T-1 Statement of Eligibility of Trustee under the Subordinated Indenture.**

*
To be filed as a document to be incorporated by reference in this Registration Statement.

**
To be incorporated by reference to a filing made in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.